UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	– ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 27, 2009, Crown Castle International Corp. (“Company”) closed its previously announced public offering of $900 million principal amount of the Company’s 9.00% Senior Notes due 2015 (“2015 Notes”). The 2015 Notes were issued pursuant to an indenture dated as of January 27, 2009 (“Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), as supplemented by a supplemental indenture, dated as of January 27, 2009 (“Supplemental Indenture” and, together with the Base Indenture, “Indenture”), between the Company and the Trustee. The Company is filing the Base Indenture and the Supplemental Indenture as Exhibits 4.1 and 4.2, respectively, to this report. By filing this report, the Company is causing these exhibits to be incorporated by reference herein and into the registration statement on Form S-3 filed on January 16, 2009 (File No. 333-156781).

The 2015 Notes are general obligations of the Company, which rank equally with all existing and future senior debt of the Company. The 2015 Notes will be effectively subordinated to all liabilities (including trade payables) of each subsidiary of the Company. The 2015 Notes will bear interest at a rate of 9.00% per annum, payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2009, to persons who are registered holders of the 2015 Notes on the immediately preceding January 1 and July 1, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to make restricted payments, incur indebtedness, issue preferred stock, incur liens, create dividend and other payment restrictions that affect the Company’s subsidiaries, sell assets, enter into transactions with affiliates, enter into sale and leaseback transactions and issue guarantees of indebtedness, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), holders of the 2015 Notes will have the right to require the Company to repurchase all or any part of the 2015 Notes at a purchase price equal to 101% of the principal amount of such 2015 Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The 2015 Notes will mature on January 15, 2015. However, the Company, at its option, may redeem the 2015 Notes in whole or in part prior to January 15, 2013, by paying 100% of the principal amount of the 2015 Notes, together with accrued and unpaid interest, if any, plus a “make whole” premium. The Company may also redeem some or all of the 2015 Notes on or after January 15, 2013, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any. In addition, until January 15, 2012 and subject to certain conditions, the Company may, at its option, redeem up to 35% of the 2015 Notes at the redemption price set forth in the Indenture with the proceeds of certain equity offerings by the Company.

The above description is qualified in its entirety by reference to the terms of the Base Indenture and the Supplemental Indenture attached hereto as Exhibits 4.1 and 4.2, respectively.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 is incorporated herein by reference.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated January 27, 2009, between Crown Castle International Corp. and Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Supplemental Indenture dated January 27, 2009, between Crown Castle International Corp. and Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: January 29, 2009	By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated January 27, 2009, between Crown Castle International Corp. and Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Supplemental Indenture dated January 27, 2009, between Crown Castle International Corp. and Bank of New York Mellon Trust Company, N.A., as trustee.

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